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                 CONSENT RESOLUTION OF THE BOARD OF DIRECTORS OF
                         CHEQUEMATE INTERNATIONAL, INC.

     THE UNDERSIGNED, BEING ALL OF THE DIRECTORS OF CHEQUEMATE INTERNATIONAL, INC., DOING BUSINESS AS C-3D DIGITAL (THE "COMPANY"), A UTAH CORPORATION, PROVIDE AS FOLLOWS:

     WHEREAS, THE BOARD OF DIRECTORS DEEMS IT TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS TO ISSUE STOCK IN LIEU OF PAYMENT FOR SERVICES, DEFERRED PAYROLL, DEFERRED EXPENSES AND CASH CONTRIBUTIONS TO THE COMPANY FROM CERTAIN DIRECTORS AND OFFICERS. THE FOLLOWING FORMULAS SHALL BECOME THE BASIS FOR ALL SUCH INVESTMENT COMPENSATION:

CASH CONTRIBUTION

     A DIRECTOR OR OFFICER INVESTING CASH INTO THE COMPANY SHALL RECEIVE SHARES OF THE COMPANIES COMMON STOCK AT A RATE EQUAL TO THE FIVE-DAY AVERAGE PRIOR TO THE INVESTMENT, DIVIDED INTO THE GROSS INVESTMENT AMOUNT. A DIRECTOR OR OFFICER INVESTING CASH INTO THE COMPANY SHALL ALSO RECEIVE OPTIONS AT A RATE EQUAL TO THE FIVE-DAY AVERAGE PRIOR TO THE INVESTMENT, DIVIDED INTO THE GROSS INVESTMENT AMOUNT.

EXPENSES CONTRIBUTION

     A DIRECTOR OR OFFICER INVESTING EXPENSES INTO THE COMPANY SHALL RECEIVE SHARES OF THE COMPANIES COMMON STOCK AT A RATE EQUAL TO THE FIVE-DAY AVERAGE PRIOR TO THE SUBMISSION DATE OF THE EXPENSES, DIVIDED INTO THE GROSS INVESTMENT AMOUNT. A DIRECTOR OR OFFICER INVESTING EXPENSES INTO THE COMPANY SHALL ALSO RECEIVE OPTIONS AT A RATE EQUAL TO THE FIVE-DAY AVERAGE PRIOR TO THE SUBMISSION DATE OF THE EXPENSES, DIVIDED INTO THE GROSS INVESTMENT AMOUNT.

SERVICES CONTRIBUTION

     A DIRECTOR INVESTING SERVICES EXPENSES FOR THE COMPANY SHALL RECEIVE SHARES OF THE COMPANIES COMMON STOCK AT A RATE EQUAL TO THE FIVE-DAY AVERAGE PRIOR TO THE INVOICE/SETTLEMENT DATE OF THE SERVICES, DIVIDED INTO THE GROSS INVOICE AMOUNT. A DIRECTOR INVESTING SERVICES EXPENSES FOR THE COMPANY SHALL ALSO RECEIVE OPTIONS AT A RATE EQUAL TO THE FIVE-DAY AVERAGE PRIOR TO THE INVOICE/SETTLEMENT DATE OF THE SERVICES, DIVIDED INTO THE GROSS INVOICE AMOUNT.

SALARY CONTRIBUTION

     A DIRECTOR OR OFFICER INVESTING SALARY INTO THE COMPANY SHALL RECEIVE SHARES OF THE COMPANIES COMMON STOCK AT A RATE EQUAL TO THE FIVE-DAY AVERAGE PRIOR TO THE END OF THAT PAY PERIOD, DIVIDED INTO THE GROSS INVESTMENT AMOUNT, AND THEN MULTIPLIED BY TWO. A DIRECTOR OR OFFICER INVESTING SALARY INTO THE COMPANY SHALL ALSO RECEIVE OPTIONS AT A RATE EQUAL TO THE FIVE-DAY AVERAGE PRIOR TO THE END OF THAT PAY PERIOD, DIVIDED INTO THE GROSS INVESTMENT AMOUNT.

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     RESOLVED, THAT THE OFFICERS OF THIS CORPORATION BE, AND HEREBY ARE,
DIRECTED, AUTHORIZED AND EMPOWERED TO PREPARE, EXECUTE AND FILE OR CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") PURSUANT TOT HE SECURITIES ACT, A REGISTRATION STATEMENT ON FORM S-3 OR SUCH OTHER FORM AS THIS CORPORATION MAY TO REGISTER THE COMMON STOCK ISSUABLE PURSUANT TO THE INVESTMENT FORMULAS AS OUTLINED ABOVE; AND IT IS FURTHER

     RESOLVED, THAT APPLICATION BE MADE TO THE AMERICAN STOCK EXCHANGE, INC. (THE "EXCHANGE") FOR THE LISTING, UPON OFFICIAL NOTICE OF ISSUANCE, OF THE SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE INVESTMENT FORMULAS OUTLINED ABOVE, AND THAT THE OFFICERS OF THIS CORPORATION BE, AND THEY AND EACH OF THEM HEREBY IS, AUTHORIZED AND EMPOWERED TO EXECUTE AND DELIVER, IN THE NAME OF AND ON BEHALF OF THIS CORPORATION, ANY LISTING APPLICATIONS AND OR OTHER DOCUMENTS WHICH MAY BE NECESSARY OR DESIRABLE IN ORDER TO EFFECT THE LISTING OF SUCH SHARES OF COMMON STOCK ON THE EXCHANGE, THEIR EXECUTION AND DELIVERY THEREOF BEING CONCLUSIVE EVIDENCE OF THE NECESSITY OR DESIRABILITY THEREFORE AND IT IS FURTHER

     RESOLVED, THAT THE SECRETARY OR ANY ASSISTANT SECRETARY OF THIS CORPORATION BE AND HEREBY IS, AUTHORIZED TO CERTIFY AS TO THE ADOPTION OF ANY OR ALL OF THE FOREGOING RESOLUTIONS.

     THE SIGNING OF THIS CONSENT RESOLUTION BY ALL MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY IS MADE PURSUANT TO SECTION 16-10A-821 U.C.A., AS AMENDED, AND IS MADE IN LIEU OF A FORMAL MEETING OF THE DIRECTORS OF THE COMPANY.


                                             DATED JANUARY __, 2001
-----------------------------------
JOHN BARTHOLOMEW


                                             DATED JANUARY __, 2001
-----------------------------------
ROBERT E. WARFIELD


                                             DATED JANUARY __, 2001
-----------------------------------
J. MICHAEL HEIL


                                             DATED JANUARY __, 2001
-----------------------------------
ANDRE PETERSON


                                             DATED JANUARY __, 2001
-----------------------------------
DANIEL R. THOMPSON



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